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                                                       Exhibit 4.2

                 DEAN WITTER SELECT EQUITY TRUST
               SELECT 5 INDUSTRIAL PORTFOLIO 98-1
                    REFERENCE TRUST AGREEMENT

          This Reference Trust Agreement dated January 2, 1998 between DEAN WITTER REYNOLDS INC., as Depositor, and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Sears Equity Investment Trust, Trust Indenture and Agreement" dated January 22, 1991, as amended on March 16, 1993, July 18, 1995 and December 30, 1997 (the "Basic Agreement"). Such provisions as are incorporated by reference constitute a single instrument (the "Indenture").

                        WITNESSETH THAT:

          In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                               I.

             STANDARD TERMS AND CONDITIONS OF TRUST

          Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorpo-rated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument ex-cept that the Basic Agreement is hereby amended in the following manner:

          A.   Article I, Section 1.01, paragraph (29) defining
               "Trustee" shall be amended as follows:

          "'Trustee' shall mean The Chase Manhattan
          Bank, or any successor trustee appointed as hereinafter provided."

          B.   Reference to United States Trust Company of New
               York in its capacity as Trustee is replaced by The
               Chase Manhattan Bank throughout the Basic
               Agreement.

                               II.

              SPECIAL TERMS AND CONDITIONS OF TRUST

          The following special terms and conditions are hereby
agreed to:
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          A.   The Trust is denominated Dean Witter Select Equity
     Trust, Select 5 Industrial Portfolio 98-1 (the "Select 5
     Trust").

          B. The publicly traded stocks listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in trust under this Indenture.

          C.   The term, "Depositor" shall mean Dean Witter
     Reynolds Inc.

          D. The aggregate number of Units referred to in Sections 2.03 and 9.01 of the Basic Agreement is 25,000 for the Select 5 Trust.

          E. A Unit is hereby declared initially equal to 1/25,000th for the Select 5 Trust.

          F.   The term "In-Kind Distribution Date" shall mean
     February 8, 1999.

          G.   The term "Record Dates" shall mean April 1, 1998,
     July 1, 1998, October 1, 1998, March 8, 1999 and such other date as the Depositor may direct.

          H.   The term "Distribution Dates" shall mean
     April 15, 1998, July 15, 1998, October 15, 1998 and on
     or about March 8, 1999 and such other date as the Depositor may direct.

          I.   The term "Termination Date" shall mean
     March 1, 1999.

          J. The Depositor's Annual Portfolio Supervision Fee shall be a maximum of $0.25 per 100 Units.

          K.   The Trustee's annual fee as defined in
     Section 6.04 of the Indenture shall be $.88 per 100 Units if the greatest number of Units outstanding during the period is 10,000,000 or more; $.94 per 100 Units if the greatest number of Units outstanding during the period is between 5,000,000 and 9,999,999; and $1.00 per 100 Units if the
     greatest number of Units outstanding during the period is 4,999,999 or less.

          L.   For a Unit Holder to receive "in-kind"
     distribution during the life of the Trust other than in connection with a rollover, such Unit Holder must tender at least 25,000 Units for redemption. On the In-Kind Date there is no minimum amount of Units that a Unit Holder must tender in order to receive an "in-kind" distribution.
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          M.   Paragraph (b)(ii) of Section 9.03 is amended to
     provide that the period during which the Trustee shall liquidate the Trust Securities shall not exceed 14 business days commencing on the first business day following the In-Kind Date.
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          (Signatures and acknowledgments on separate pages)
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          The Schedule of Portfolio Securities in the prospectus
included in this Registration Statement is hereby incorporated by reference herein as Schedule A hereto.